As filed with the Securities and Exchange Commission on January 27, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FiberTower Corporation

(Exact name of registrant as specified in its charter)

Delaware	52-1869023
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Co-Registrants

(see next page)

185 Berry Street, Suite 4800

San Francisco, CA 94107

(415) 659-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas A. Scott

185 Berry Street, Suite 4800

San Francisco, CA 94107

(415) 659-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

W. Mark Young

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale to the public:  At such time or times after the effective date of this Registration Statement as the selling securityholders shall determine.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	10,135,201	$4.55	$46,115,165	$3,288
9.00% Senior Secured Notes due 2016	$53,718,587	100%	$53,718,587	$3,831
Guarantees of 9.00% Senior Secured Notes due 2016	—	—	—	—	(3)
Total				$7,119

(1)   All of the securities offered hereby are for the accounts of the selling securityholders.  Amount of notes to be registered includes additional notes that may be issued in payment of interest on the notes, as permitted by the terms of the notes.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.  The calculation of the proposed maximum aggregate offering price of the common stock is based on the average of the high and low prices for the common stock on January 22, 2010 as reported by the Nasdaq Stock Market.

(3)   Pursuant to Rule 457(n) promulgated under the Securities Act of 1933, no separate registration fee is payable with respect to guarantees of the notes.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Table of Co-Registrants

Exact Name of Co-Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
FiberTower Network Services Corp.	Delaware	4812	52-2312256
FiberTower Solutions Corporation	Delaware	4812	20-3363366
FiberTower Broadband Corp.	Delaware	4812	91-2048517
FiberTower Licensing Corp.	Delaware	4812	52-1933157
FiberTower Spectrum Holdings LLC	Delaware	4812	80-0531648
Teligent Services Acqusition, Inc.	Delaware	4812	20-2303658

The information in this prospectus is not complete and may be changed.  The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 27, 2010

Prospectus

FiberTower Corporation

10,135,201 Shares of Common Stock

$53,718,587 9.00% Senior Secured Notes due 2016

This prospectus relates to the resale of 10,135,201 shares of the common stock, par value $0.001 per share, and $53,718,587 aggregate principal amount of 9.00% Senior Secured Notes due 2016 (the “notes”) of FiberTower Corporation that may be offered and sold from time to time by the selling securityholders named in this prospectus.

The notes will mature on January 1, 2016.  Interest is payable on the notes on January 1 and July 1 of each year, commencing on July 1, 2010.  On each interest payment date, one third of the interest will be payable in cash and two thirds of the interest payable in additional notes in a principal amount equal to such portion of the interest amount.  The notes are and will be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by each of our existing and future domestic restricted subsidiaries.  The notes and the related guarantees are our senior secured obligations and rank pari passu in right of payment with all of our and the guarantors’ existing and future senior indebtedness.  The notes and the related guarantees are secured, to the extent permitted by law, by a first priority pledge (subject to permitted liens) of substantially all of our and our existing and future restricted subsidiaries’ assets (it being understood that the Communications Act of 1934 currently prohibits the grant of a security interest in an FCC license), and by a first priority pledge (subject to permitted liens) of the equity interests of each of our existing and future domestic restricted subsidiaries and the equity interests of any unrestricted subsidiaries or foreign subsidiaries owned by any such domestic restricted subsidiaries, in each case subject to certain limitations and exceptions.

The selling securityholders and their permitted transferees may offer and sell the securities from time to time at market prices, in negotiated transactions or otherwise. The timing and amount of any sale are within the sole discretion of the selling securityholders. The selling securityholders may sell the securities directly or through underwriters, brokers or dealers. The selling securityholders will pay commissions or discounts to underwriters, brokers or dealers in amounts to be negotiated prior to the sale. We will not receive any of the proceeds from the sale of the securities by the selling securityholders. See “Plan of Distribution” on page 5 for more information on this topic.

Our common stock is listed on the Nasdaq Global Market under the symbol “FTWR.” On January 26, 2010, the closing sale price of our common stock on the Nasdaq Global Market was $4.45 per share.  The notes are not listed for trading on any national securities exchange.

Investing in our securities involves risks, including those contained or incorporated by reference herein as described under “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is          , 2010.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.  Under this shelf registration process, the selling securityholders may sell the securities described in this prospectus in one or more offerings.  This prospectus does not contain all of the information included in the registration statement.  The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus.  You should carefully read this prospectus, the related exhibits filed with the SEC, together with the additional information described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not, and the selling securityholders have not, authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  The selling securityholders are not making offers to sell or seeking offers to buy any of the securities covered by this prospectus in any state where the offer is not permitted.  You should assume that the information appearing in this prospectus and any other document incorporated by reference is accurate only as of the date on the front cover of those documents.  Our business, financial condition, results of operations and prospects may have changed since those dates.

Under no circumstances should the delivery to you of this prospectus or any offer or sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “FiberTower,” “we,” “us,” and “our” mean FiberTower Corporation and its wholly owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, which we refer to as the Securities Act, that registers the resale by the selling securityholders of the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.fibertower.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference the documents listed below, other than any portions of the respective filings that were furnished (pursuant to Item 2.02 or Item 7.01 of current reports on Form 8-K or other applicable SEC rules) rather than filed:

•                  our annual report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the SEC on March 13, 2009;

•                  our quarterly report on Form 10-Q for the quarter ended March 31, 2009, as filed with the SEC on May 8, 2009;

•                  our quarterly report on Form 10-Q for the quarter ended June 30, 2009, as filed with the SEC on August 7, 2009;

•                  our quarterly report on Form 10-Q for the quarter ended September 30, 2009, as filed with the SEC on November 6, 2009;

•                  our current reports on Form 8-K, as filed with the SEC on March 27, 2009, June 8, 2009, October 6, 2009, October 26, 2009, December 2, 2009, December 11, 2009, December 21, 2009, December 29, 2009 and January 8, 2010;

•                  the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A filed under the Exchange Act, including any amendments or reports filed for the purpose of updating such description; and

•                  the sections entitled “Summary Description of the New Notes,” Risk Factors” and “Description of the New Notes” in our Offering Memorandum and Consent Solicitation Statement dated October 26, 2009, filed as exhibit 99(a)(1) to our Schedule TO filed with the SEC on October 26, 2009.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until any offerings hereunder are completed, or after the date of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document.  Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement.  Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, upon written or oral request and at no cost. Requests should be made by writing or telephoning us at the following address:

FiberTower Corporation

185 Berry Street, Suite 4800

San Francisco, California 94107

(415) 659-3500

Attn: Investor Relations

CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the SEC in its rules, regulations and releases. Forward looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. These include statements regarding, among other things, our financial and business prospects, the deployment of our services, capital requirements, financing prospects, planned capital expenditures, expected cost per site, anticipated customer growth, expansion plans and anticipated cash balances. There are many risks, uncertainties and other factors that can prevent the achievement of goals or cause results to differ materially from those expressed or implied by these forward-looking statements including, among other things, anticipated negative cash flows and operating losses, additional liquidity requirements, potential loss of significant customers, downturns in the wireless communication industry, regulatory costs and restrictions, potential loss of FCC licenses, equipment supply disruptions and cost increases, competition from alternative backhaul service providers and technologies, along with those risk factors beginning on page 2 of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or in documents incorporated by reference in this prospectus.  This summary does not contain all of the information that you should consider before investing in our common stock or the notes.  You should read carefully the entire prospectus, including “Risk Factors” and the other information contained or incorporated by reference in this prospectus before making an investment decision.

FiberTower Corporation

We are a leading provider of facilities-based backhaul services to wireless carriers. Facilities-based providers own or lease a substantial portion of the property, plant and equipment necessary to provide backhaul services. Backhaul is the transport of voice, video and data traffic from a wireless carrier’s mobile base station, or cell site, to its mobile switching center, or MSC, or other exchange point where the traffic is then switched onto a wireline telecommunications network. We utilize our comprehensive wireless spectrum assets and extensive fiber service provider relationships to provide backhaul services nationally through a hybrid radio/fiber network architecture. Our services allow wireless carriers to optimize their networks, enable significant improvements in their availability, reliability, scalability and reduce costs, while providing a long-term solution for the increasing demand for backhaul capacity. As of September 30, 2009, the Company had master service agreements with nine U.S. wireless carriers. Through these master service agreements and other customer agreements, the Company provided services to 2,803 billing sites in 13 markets throughout the U.S. as of September 30, 2009.

We compete with a range of diversified telecommunications services providers. Our competitors include (i) Incumbent and Competitive Local Exchange Carriers, including AT&T, Verizon, Embarq, and Qwest, (ii) wireless carriers, (iii) Cable Multiple System Operators, including Cox, Time Warner Cable, Bright House and Comcast, and (iv) Fiber Service Providers, including Level 3, Time Warner Telecom, Zayo Broadband, DukeNet and FPL FiberNet.

As of September 30, 2009, we had 153 employees, of whom 107 were in Engineering, Market/Field Operations and Network Operations the payroll-related costs of which are classified as Cost of Service Revenues; 8 were in Sales and Marketing; and 38 were in General and Administrative.

We own a national spectrum portfolio of 24 GHz and 39 GHz wide-area spectrum licenses, including over 740 MHz in the top 20 U.S. metropolitan areas and, in the aggregate, approximately 1.55 billion channel pops calculated as the number of channels in a given area multiplied by the population, as measured in the 2000 census, covered by these channels. We believe our spectrum portfolio represents one of the largest and most comprehensive collections of millimeter wave spectrum in the U.S. Our licenses extend over substantially all of the continental U.S., with a population of approximately 300 million.

Our business is in its early stages, and as such we have invested heavily in capital requirements to build and expand our network. As a result, we have incurred net losses and negative cash flows from operating and investing activities since our inception. We expect that we will continue to generate significant operating and net losses and negative cash flows for the next few years.

Our corporate offices are located at 185 Berry Street, Suite 4800, San Francisco, CA 94107, (415) 659-3500. We were incorporated in Delaware in 1993. We maintain a website at www.fibertower.com where general information about us is available. However, information contained on our website is not incorporated by reference into, and does not constitute part of, this prospectus.

RISK FACTORS

An investment in our common stock and the notes is subject to numerous risks, including those listed below and the other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2009 and our Offering Memorandum and Consent Solicitation, dated October 26, 2009, that was filed as an exhibit to our Tender Offer Statement on Schedule TO that was filed with the SEC on October 26, 2009, all of which are incorporated by reference herein.  You should carefully consider these risks, along with the information provided elsewhere in this prospectus and the documents we incorporate by reference in this prospectus before investing in the common stock and the notes.  You could lose all or part of your investment in the common stock or the notes.

Additional Risks Associated With an Investment in Our Common Stock

Substantial sales of our common stock could adversely affect our stock price.

Sales of a substantial number of shares of common stock after the date of this prospectus, or the perception that such sales could occur, could adversely affect the market price of our common stock by introducing a large number of sellers to the market.  Such sales could cause the market price of our common stock to decline.

By causing a large number of shares to be sold in the public market, the selling securityholders named herein and other holders of our common stock could cause the market price of our common stock to decline.  We cannot predict whether future sales of our common stock, or the availability of our common stock for sale, will adversely affect the market price for our common stock or our ability to raise capital by offering equity securities.

USE OF PROCEEDS

The securities to be offered and sold pursuant to this prospectus will be offered and sold by the selling securityholders.  We will not receive any proceeds from the sale of the securities by the selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for FiberTower and its subsidiaries on a consolidated basis for each of the periods indicated. We calculated the ratio of earnings to fixed charges by dividing earnings by total fixed charges. Earnings consist of income (loss) from continuing operations before income taxes and fixed charges. Fixed charges include (i) interest expense, whether expensed or capitalized, (ii) amortization of debt issuance cost and (iii) the portion of rental expense representative of the interest factor.

											Nine Months
	Years Ended December 31,										Ended September
	2004		2005		2006		2007		2008		30, 2009
Ratio of earnings to fixed charges	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	N/A	(1)	0.6	(2)

(1)          Ratio is inapplicable since we incurred losses in each of these years. Earnings were inadequate to cover fixed charges by $12.1 million, $21.9 million, $57.3 million, $272.1 million and $270.0 million for the years ended December 31, 2004, 2005, 2006, 2007 and 2008, respectively.

(2)          Earnings in the nine months ended September 30, 2009 were due to non-cash gains from early extinguishment of debt. If the non-cash gains were excluded from our results of operations for the nine months ended September 30, 2009, earnings would be inadequate to cover fixed charges by $73.7 million.

SELLING SECURITYHOLDERS

The selling securityholders named in this prospectus are offering, from time to time, up to 10,135,201 shares of common stock and $53,718,587 aggregate principal amount of notes under this prospectus.

We entered into a registration rights agreement with the selling securityholders, pursuant to which we agreed to file the registration statement of which this prospectus forms a part with the SEC in accordance with the requirements of the Securities Act in order to register offers and sales by the selling securityholders of notes and shares of common stock received by the selling securityholders.

The following table sets forth information regarding the selling securityholders and the number of securities each selling securityholder is offering.  The information included in the table has been furnished to us by or on behalf of the selling securityholders for inclusion in this prospectus.  The selling stockholders identified below may have sold, transferred, or otherwise disposed of some or all of their securities since the date as of which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act and of which we are not aware. Information concerning the selling security holders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. The term “selling securityholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling securityholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.  The information regarding securities beneficially owned after the offering assumes the sale of all securities offered by the selling securityholders.

We have been advised by the selling securityholders that none of the selling securityholders is a broker-dealer or an affiliate of a broker-dealer. We have also been advised by the selling security holders that they purchased the securities being registered in the ordinary course of business, and not for resale, and that they had, at the time of purchase, no agreements or understandings, directly or indirectly, with any person to distribute such securities.

To our knowledge, none of the selling securityholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates, other than their ownership of securities described below.

Name	Aggregate Principal Amount of Notes Owned Prior to the Offering	Aggregate Principal Amount of Notes Being Offered Hereby(1)	Aggregate Principal Amount of Notes Owned Following the Offering	Number of Shares of Common Stock Owned Prior to the Offering	Number of Shares of Common Stock Being Offered Hereby	Number of Shares of Common Stock Owned Following the Offering
Sola Ltd. (2)	$34,332,201	$49,020,795	$0	9,248,859	9,248,859	0
Solus Core Opportunities Master Fund Ltd. (2)	3,290,145	4,697,792	0	886,342	886,342	0

(1)          The aggregate principal amount of notes being offered hereby is higher than the aggregate principal amount of notes owned prior to the offering due to the potential issuance of up to $16,096,241 aggregate principal amount of additional notes after the date of this prospectus in payment of interest on the notes, as permitted by the terms of the notes.  Such additional notes, together with the notes owned prior to the offering, are being registered for resale hereby.

(2)          The address of this selling securityholder is c/o Solus Alternative Asset Management LP, 430 Park Avenue, 9th Floor, New York, New York 10022.  Solus Alternative Asset Management LP (“Solus”), which serves as the investment manager to the selling securityholder, Solus GP LLC (“Solus GP”), which serves as the general partner of Solus, and Mr. Christopher Pucillo, who serves as the managing member of Solus GP, have shared dispositive and voting power over the securities held by this selling securityholder.  This registration statement shall not be construed as an admission that the selling securityholder, Solus, Solus GP or Mr. Pucillo is the beneficial owner (as set forth in Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of any securities, and such parties expressly disclaim any such beneficial ownership.

PLAN OF DISTRIBUTION

The securities offered by this prospectus may be sold by the selling securityholders or their transferees from time to time in:

•                              transactions in the over-the-counter market, the Nasdaq Global Market, or on one or more exchanges on which the securities may be listed or quoted at the time of sale;

•                              negotiated transactions;

•                              transactions otherwise than on the Nasdaq Global Market or exchanges;

•                              underwritten offerings;

•                              distributions to equity security holders, partners or other stockholders of the selling securityholders;

•                              through the writing of options, whether such options are listed on an options exchange or otherwise; or

•                              through a combination of these methods of sale.

The selling securityholders may sell the securities at:

•                              fixed prices which may be changed;

•                              market prices prevailing at the time of sale;

•                              prices related to prevailing market prices;

•                              negotiated prices; or

•                              any other method permitted by law.

The term “selling securityholder” includes donees, pledgees, transferees, or other successors-in-interest selling securities received from the named selling securityholders as a gift, pledge, stockholder distribution or other non-sale related transfer after the date of this prospectus.

In connection with sales of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other parties, which may in turn engage in short sales of the securities in the course of hedging in positions they assume.  The selling securityholders may also sell securities short and deliver securities to close out short positions, or loan or pledge securities to broker-dealers or other parties that in turn may sell those securities.  If the selling securityholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, those underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling securityholders or commissions from purchasers of the securities for whom they may act as agent or to whom they may sell as principal.  Any such discounts, concessions or commissions as to particular underwriters, brokers-dealers or agents may be in excess of those customary in the types of transactions involved.

The selling securityholders may from time to time pledge or grant a security interest in some or all of the securities owned by them.  If the selling securityholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the securities from time to time under this prospectus or an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.  The selling securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

Direct Sales, Agents, Dealers and Underwriters

The selling securityholders or their transferees may effect transactions by selling the securities in any of the following ways:

•                  directly to purchasers; or

•                  to or through agents, dealers or underwriters designated from time to time.

Agents, dealers or underwriters may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of securities for whom they act as agent or to whom they sell as principals, or both.  The agents, dealers or underwriters that act in connection with the sale of securities might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any discount or commission received by them and any profit on the resale of securities as principal might be deemed to be underwriting discounts or commissions under the Securities Act.

Regulation M

The selling securityholders and any other persons participating in the sale or distribution of the securities are subject to applicable provisions of the Exchange Act and the rules and regulations under such act, including, without limitation, Regulation M.  These provisions may restrict certain activities of, and limit the timing of purchase and sales of any of the securities by, the selling securityholders or any other such person.  Furthermore, under Regulation M persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions.  All of these limitations may affect the marketability of the securities.

Supplements

To the extent required, we will set forth in a supplement to this prospectus filed with the SEC the number of securities to be sold, the purchase price and public offering price, any new selling securityholders, the name or names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offering.

State Securities Law

Under the securities laws of some states, the selling securityholders may only sell the securities in those states through registered or licensed brokers or dealers.  In addition, in some states the selling securityholders may not sell the securities unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is satisfied.

Expenses, Indemnification

We will not receive any of the proceeds from the sale of the securities sold by the selling securityholders and will bear all expenses related to the registration of this offering but will not pay for any underwriting commissions, fees or discounts, if any.  We will indemnify the selling securityholders against some civil liabilities, including some liabilities which may arise under the Securities Act.

In the event of a material change in the plan of distribution disclosed in this prospectus, the selling securityholders will not be able to effect transactions in the securities pursuant to this prospectus until such time as a post-effective amendment to the registration statement is filed with, and declared effective by, the SEC.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Andrews Kurth LLP, Houston, Texas.

EXPERTS

The consolidated financial statements of FiberTower Corporation appearing in FiberTower’s Annual Report (Form 10-K) for the year ended December 31, 2008 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, all of which will be borne by us, in connection with the sale and distribution of the securities being registered. The selling securityholders will pay all brokerage commissions, underwriting discounts and commissions, transfer taxes and other similar selling expenses, if any, associated with their sales of the shares. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$7,119
Printing expenses*	2,000
Accounting fees and expenses*	40,000
Legal fees and expenses*	5,000
Miscellaneous*	5,881
Total	$60,000

*  Estimated solely for the purpose of this item.  Actual expenses may vary.

Item 15.   Indemnification of Directors and Officers.

Delaware Corporation Registrants

We, FiberTower Network Services Corp., FiberTower Solutions Corporation, FiberTower Broadband Corp, FiberTower Licensing Corp. and Teligent Services Acquisition, Inc. are incorporated in the State of Delaware.  Section 145 of the Delaware General Corporation Law (the “DGCL”) provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys’ fees) incurred by them as a result of suits brought against them in their capacity as directors or officers if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the company’s best interests and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue, or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors, or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability for any breach of the director’s duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, for unlawful payments of dividends, or unlawful stock repurchases, redemptions, or other distributions, or for any transaction from which the director derived an improper personal benefit.

Our organizational documents provide that we shall indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except to the extent provided by applicable law. We have entered into indemnification agreements with our directors. The indemnification agreements provide indemnification to our directors under certain circumstances for acts or omissions that may not be covered by directors’ and officers’ liability insurance and may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. We also currently maintain liability insurance for our directors and officers.

Delaware LLC Registrants

FiberTower Spectrum Holdings LLC is organized in the State of Delaware. Delaware limited liability companies are permitted by Section 18-108 of the Delaware Limited Liability Company Act (the “DLLCA”), subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the respective limited liability company. The DLLCA provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any agreement, vote of members or disinterested directors or otherwise.

The limited liability company agreement of FiberTower Spectrum Holdings LLC provides that members and officers of the company, and each person who serves or served at the request of the company as a member, director or officer (or equivalent) of another enterprise, shall be indemnified by the company to the fullest extent permitted under the DLLCA as it may be in effect from time to time, except as to any action, suit or proceeding brought by or on behalf of such member or officer of the company without prior approval of the members.  Furthermore, members or officers shall not be personally liable to the company or the members for monetary damages for breach of fiduciary duties as a member or officer, except to the extent provided by applicable law for any breach of the member’s or the officer’s duty of loyalty to the company or its members, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or for any transaction from which the member or officer derived an improper personal benefit.

Item 16.   Exhibits.

The exhibits listed on the Exhibit Index to this registration statement are hereby incorporated by reference.

Item 17.   Undertakings.

A.                                   The undersigned registrant hereby undertakes:

(1)                                  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                                     To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)                                  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)                               To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(i), (A)(1)(ii) and A(l)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in a report filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)                                  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                  That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i)                                     Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)                                  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)                                  That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                                     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)                                  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)                               The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)                              Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.                                     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.                                     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 27, 2010.

FiberTower Corporation

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurt J. Van Wagenen and Thomas A. Scott, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on January 27, 2010.

Signature	Title

/s/ Kurt J. Van Wagenen	Chief Executive Officer and Director
Kurt J. Van Wagenen	(Principal Executive Officer)

/s/ Thomas A. Scott	Chief Financial Officer
Thomas A. Scott	(Principal Financial and Principal Accounting Officer)

/s/ John P. Kelly	Chairman
John P. Kelly

/s/ Randall A. Hack	Director
Randall A. Hack

/s/ Mark Holliday	Director
Mark Holliday

/s/ Philip M. Kelley	Director
Philip M. Kelley

/s/ Steven Scheiwe	Director
Steven Scheiwe

/s/ John Kevin Braniff	Director
John Kevin Braniff

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on January 27, 2010.

FiberTower Network Services Corp.
FiberTower Solutions Corporation
FiberTower Broadband Corp.
FiberTower Licensing Corp.
FiberTower Spectrum Holdings LLC
Teligent Services Acquisition, Inc.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kurt J. Van Wagenen and Thomas A. Scott, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated below on January 27, 2010.

In their capacities as officers and directors of each of the co-registrants named above other than FiberTower Spectrum Holdings LLC:

Signature	Title

/s/ Kurt J. Van Wagenen	Chief Executive Officer and Director
Kurt J. Van Wagenen	(Principal Executive Officer)

/s/ Thomas A. Scott	Chief Financial Officer and Director
Thomas A. Scott	(Principal Financial and Principal Accounting Officer)

In their capacities as officers of FiberTower Spectrum Holdings LLC:

Signature	Title

/s/ Kurt J. Van Wagenen	President
Kurt J. Van Wagenen	(Principal Executive Officer)

/s/ Thomas A. Scott	Chief Financial Officer
Thomas A. Scott	(Principal Financial and Principal Accounting Officer)

In its capacity as sole member of FiberTower Spectrum Holdings LLC:

FiberTower Licensing Corp.

By:	/s/ Thomas A. Scott
Name:	Thomas A. Scott
Title:	Chief Financial Officer

EXHIBITS

Number	Exhibit Title
*1.1	Underwriting Agreement.

4.1

Restated Certificate of Incorporation of FiberTower Corporation (incorporated by reference to Annex C to FiberTower Corporation’s definitive information statement on Schedule 14C filed on July 25, 2006).

4.2	Bylaws of FiberTower Corporation (incorporated by reference to Exhibit 3.1 to FiberTower Corporation’s Current Report on Form 8-K filed on August 3, 2007).

4.3	Amendment to Bylaws of FiberTower Corporation (incorporated by reference to Exhibit 3.1 to FiberTower Corporation’s Current Report on Form 8-K filed on January 22, 2008).

4.4

Indenture, dated as of December 22, 2009, among FiberTower Corporation, the Guarantors named therein and Wells Fargo Bank, National Association (incorporated by reference to Exhibit 4.1 to FiberTower Corporation’s Current Report on Form 8-K filed on December 29, 2009).

4.5

Form of 9.00% Senior Secured Notes due 2016, including the form of Guarantee (incorporated by reference Exhibit A to Exhibit 4.1 to FiberTower Corporation’s Current Report on Form 8-K filed on December 29, 2009).

4.6

Registration Rights Agreement, dated as of December 22, 2009, among FiberTower Corporation, the Guarantors named therein and each holder of securities of FiberTower Corporation who executed a counterpart signature page to the Registration Rights Agreement (incorporated by reference to Exhibit 10.1 to FiberTower Corporation’s Current Report on Form 8-K filed on December 29, 2009).

**5.1	Opinion of Andrews Kurth LLP regarding legality of the securities being registered.

**12.1	Statement Regarding Computation of Ratios.

**23.1	Consent of Independent Registered Public Accounting Firm.

**23.2	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

**24.1	Powers of Attorney (included on signature page to the registration statement).

25.1

Statement of Eligibility of the Trustee on Form T-1 (incorporated by reference to Exhibit 25.1 to FiberTower Corporation’s Application for Qualification of the Indenture on Form T-3 filed on October 26, 2009).

*                 If an underwriting agreement is utilized, it will be filed by amendment or as an exhibit to a Current Report on Form 8-K filed at a later date in connection with a specific offering.

**          Filed herewith.